EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Quarterly Report of AB International Group Corp. (the “Company”) on Form 10-Q for the nine months ended May 31, 2018, filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certify, in their capacity as the principal executive officer and principal financial officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Date: July 20, 2018	By:	/s/ Chiyuan Deng
Chiyuan Deng
(Principal Executive Officer)

	By:	/s/ Luis Hadic
Luis Hadic
(Principal Financial Officer)